Exhibit (g)(2)



                          CUSTODIAL SERVICES AGREEMENT


         AGREEMENT dated as of the 1st day of July 2000, between Forum Trust, LLC ("Custodian"), a limited liability company organized under the laws of the State of Maine doing business as a nondepository trust company, and Monarch Funds, a business trust organized under the laws of the State of Delaware ("Customer").

         WHEREAS, Customer is an open-end, management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), and may offer one or more series of shares, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereafter referred to individually as a "Portfolio," and collectively, as the "Portfolios"); and

         WHEREAS, Custodian proposes to enter into a certain Subcustodian Agreement with Union Bank of California ("Union Bank") dated as of the 1st day of July 2000 (the "Subcustodian Agreement") under which Union Bank provides certain sub-custody services on behalf of the Portfolios to Custodian; and

         WHEREAS, Customer wishes to retain Custodian to provide certain custodial services to Customer for the benefit of the Portfolios, and Custodian is willing to provide such services;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Employment of Custodian. Customer, on behalf of each Portfolio, hereby employs Custodian as custodian of all assets of each Portfolio that are delivered to and accepted by Custodian or any Subcustodian (as that term is defined in Section 4) (the "Property") pursuant to the terms and conditions set forth herein. For purposes of this Agreement, "delivery" of Property shall include the acquisition by Customer of a security entitlement (as that term is defined in the New York Uniform Commercial Code ("UCC")). Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Portfolio ("Securities") and cash from any source and in any currency ("Cash"), provided that Custodian shall have the right, in its sole discretion, to refuse to accept as Property any property of a Portfolio that Custodian considers not to be appropriate or in proper form for deposit for any reason. Custodian shall not be responsible for any property of a Portfolio held or received by Customer or others and not delivered to Custodian or any Subcustodian.

         2. Maintenance of Securities and Cash at Custodian and Subcustodian Locations. Pursuant to Instructions (as hereinafter defined in Section 15), Customer shall direct Custodian to (a) settle Securities transactions and maintain Cash in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired and (b) maintain Cash and cash equivalents in such countries in amounts reasonably necessary to effect Customer's transactions in such Securities.

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Instructions to settle Securities transactions in any country shall be deemed to authorize the holding of such Securities and Cash in that country.

         3. Custody Account. Except as provided in the last paragraph of Section 4, Custodian agrees to establish and maintain one or more custody accounts on its books each in the name of Customer on behalf of a Portfolio (each, an "Account") for any and all Property from time to time received and accepted by Custodian or any Subcustodian for the account of such Portfolio. Upon delivery by Customer to Custodian of any acceptable Property belonging to a Portfolio, Customer shall, by Instructions, specifically indicate in which Portfolio such Property belongs or if such Property belongs to more than one Portfolio, shall allocate such Property to the appropriate Portfolio, and Custodian shall allocate such Property to the Accounts in accordance with the Instructions. Customer, on behalf of each Portfolio, acknowledges (i) its responsibility as a principal for all of its obligations to Custodian arising under or in connection with this Agreement, notwithstanding, that it may be acting on behalf of other persons, and (ii) warrants its authority to deposit in the appropriate Account any Property received therefor by Custodian or a Subcustodian and to give, and authorize others to give, instructions relative thereto. Custodian may deliver securities of the same class in place of those deposited in the Account.

         Custodian shall hold, keep safe and protect as custodian for each Account all Property in such Account and, to the extent such Property constitutes "financial assets" as defined in the UCC, shall maintain those financial assets in such Account as security entitlements in favor of the Portfolio in whose name the Account is maintained. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (which shall specifically reference the Account for which such transaction is being settled), except that until Custodian receives Instructions to the contrary, Custodian will:

         (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account;

         (b) present for payment all Securities held in an Account that are called, redeemed or retired or otherwise become payable and all coupons and other income items that call for payment upon presentation to the extent that Custodian or Subcustodian is actually aware of such opportunities and hold the cash received in such Account pursuant to this Agreement;

         (c) (i) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) is received for an Account, endeavor to receive Instructions, provided that if such Instructions are not received in time for Custodian to take timely action, no action shall be taken with respect thereto;

         (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for an Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for Custodian to take timely action or if actual notice of such actions was received too late to seek Instructions, sell in the discretion of Custodian (which sale Customer hereby authorizes Custodian to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

         (e) execute in Customer's name for an Account, whenever Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in such Account;

         (f) pay for each Account, any and all taxes and levies in the nature of taxes imposed on interest, dividends or other similar income on the Property in such Account by any governmental authority. In the event there is insufficient Cash available in such Account to pay such taxes and levies, Custodian shall notify Customer of the amount of the shortfall and Customer may, or may cause the Portfolio to, at its option, deposit additional Cash in such Account or take steps to have sufficient Cash available. Customer, on behalf of the Portfolios agrees, when and if requested by Custodian and required in connection with the payment of any such taxes, to cooperate with Custodian in furnishing information, executing documents or otherwise;

         (g) appoint brokers and agents for any of the ministerial transactions involving the Securities described in (a) -
                  (f), including, without limitation, affiliates of Custodian or any Subcustodian; and

         (h) in the event of any loss of Securities or Cash, use its best efforts to ascertain the circumstances relating to such loss and promptly report the same to Customer.

         4. Subcustodians and Securities Systems. Customer authorizes and instructs Custodian to maintain the Property in each Account directly in one of its United States ("U.S.") branches or indirectly through custody accounts that have been established by Custodian with the following other securities intermediaries: (a) another U.S. bank or trust company (including Union Bank pursuant to the Subcustodian Agreement) or branch thereof located in the U.S. that is itself qualified under the 1940 Act, to act as custodian or a non-U.S. branch of Custodian or of any U.S. Subcustodian, or a U.S. securities depository or clearing agency or system in which Custodian or a U.S. Subcustodian participates (individually, a "U.S. Securities System") or (b) one of Custodian's majority-owned non-U.S. subsidiaries, a majority-owned subsidiary of a U.S. Subcustodian or a non-U.S. bank or trust company, acting as custodian (individually, a "non-U.S. Subcustodian"; U.S. Subcustodians and non-U.S. Subcustodians, collectively, "Subcustodians"), or a non-U.S. depository or clearing agency or system in which Custodian or any Subcustodian participates (individually, a "non-U.S. Securities System"; U.S. Securities System and non-U.S. Securities System, collectively, "Securities System"), provided that in each case in which a U.S. Subcustodian or U.S. Securities System is employed, Custodian shall notify Customer of the appointment of such U.S. Subcustodian or U.S. Securities System; provided further that in each case in which a non-U.S. Subcustodian or non-U.S. Securities System is employed, (a) such Subcustodian or Securities System either is (i) a "qualified U.S. bank" or (ii) an "eligible foreign custodian" as defined by Rules 17f-5 and 17f-7, as amended, under the 1940 Act or such Subcustodian or Securities System is the subject of an order granted by the U.S. Securities and Exchange Commission ("SEC") exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5 and 17f-7, as amended, and (b) the identity of the non-U.S. Subcustodian and the agreement between Custodian and such non-U.S. Subcustodian has been approved by Instructions; it being understood that Custodian shall have no liability or responsibility for determining whether the approval of any Subcustodian or Securities System by Instructions is proper under the 1940 Act or any rule or regulation thereunder. Exhibit D attached hereto lists all Subcustodians and Securities Systems that have been approved by Instructions. Notwithstanding Section 20 hereof or any other provision hereof to the contrary, Exhibit D may be amended solely by the delivery to Custodian of Instructions pursuant to Section 15 hereof.

         Upon receipt of Instructions  from Customer,  Custodian agrees to cease the employment of any Subcustodian or Securities System with respect to Customer, and if desirable and practicable, appoint a replacement Subcustodian or Securities System in accordance with the provisions of this Section. In addition, Custodian may, at any time in its discretion, upon written notification to Customer, terminate the employment of any Subcustodian or Securities System.

         Custodian shall deliver to Customer annually a certificate stating: (a) the identity of each non-U.S. Subcustodian and non-U.S. Securities System then acting on behalf of Custodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such non-U.S Subcustodian and non-U.S. Securities System; (b) the countries in which each non-U.S. Subcustodian or non-U.S. Securities System is located; and (c) if requested by Customer's Board of Trustees or if the Board of Trustees directly approves its foreign custody arrangements, such other information relating to such non-U.S. Subcustodians and non-U.S. Securities Systems as may reasonably be requested by Customer to ensure compliance with Rule 17f-5 and 17f-7, as amended. If requested by the Customer's Board of Trustees or the Board of Trustees responsible for any Portfolio directly approves its foreign custody arrangements, Custodian also shall furnish annually to Custodian information concerning such non-U.S. Subcustodians and non-U.S. Securities Systems similar in kind and scope as that furnished to Customer in connection with the initial approval of this Agreement. Custodian agrees to promptly notify Customer if, in the normal course of its custodial activities, Custodian learns of a material adverse change in the financial condition of a non-U.S. Subcustodian or a non-U.S. Securities System suffers a material loss of Property, or Custodian has reason to believe that any non-U.S. Subcustodian or non-U.S. Securities System has ceased to be a qualified U.S. bank or an eligible foreign custodian each within the meaning of Rule 17f-5 and 17f-7, as amended, or has ceased to be subject to an exemptive order from the SEC.

         Notwithstanding any other provision hereof to the contrary, (i) all Property shall be delivered (as contemplated by Section 1) by or on behalf of Customer only to Union Bank or another Subcustodian, and (ii) all Instructions and other directions (as contemplated by Section 2) shall be delivered by Customer only to Union Bank or another Subcustodian. All provisions of this Agreement (including, without limitation, the final paragraph of Section 3) shall be interpreted to give effect to the preceding sentence and Forum shall have authority to enter the Subcustodian Agreement as agent of Customer.

         5. Use of Subcustodian. With respect to Property in an Account that is maintained by Custodian through a Subcustodian employed pursuant to
Section 4:

         (a) Custodian will identify on its books as belonging to Customer on behalf of a Portfolio, any Property maintained through such Subcustodian.

         (b) Any Property in the Account held by a Subcustodian will be subject only to the instructions of Custodian or its agents.

         (c) Property deposited with a Subcustodian will be maintained in an account holding only assets for customers of Custodian.

         (d) Any agreement Custodian shall enter into with a non-U.S. Subcustodian with respect to maintaining Property shall require that (i) the Account will be adequately indemnified or its losses adequately insured; (ii) the Property so maintained is not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment in accordance with such agreement for its safe custody or administration; (iii) beneficial ownership of Securities be freely transferable without the payment of money or value other than for safe custody or administration; (iv) adequate records will be maintained identifying the Property maintained pursuant to such Agreement as belonging to Customer or as being held by Custodian, on behalf of Customer or all its customers; (v) to the extent permitted by applicable law, officers of or auditors employed by, or other representatives of or designated by, Custodian, including the independent public accountants of or designated by, Customer be given access to the books and records of such Subcustodian relating to Property or confirmation of the contents of those records; and (vi) Custodian on behalf of Customer will receive periodic reports with respect to the safekeeping of the Property, including but not limited to notification of any transfer of Property into or out of an Account.

         6. Use of Securities System. With respect to Property in the Account(s) that is maintained by Custodian or any Subcustodian through a Securities System employed pursuant to Section 4:

         (a) Custodian shall, and the Subcustodian will be required by its agreement with Custodian to, identify on its books such Property as being maintained for the account of Custodian or Subcustodian for its customers.

         (b) Any Property maintained through a Securities System for the account of Custodian or a Subcustodian will be subject only to the instructions of Custodian or such Subcustodian, as the case may be.

         (c) Property deposited with a Securities System will be maintained in an account holding only assets for customers of Custodian or Subcustodian, as the case may be, unless precluded by applicable law, rule, or regulation.

         (d) Custodian shall provide Customer with any report obtained by Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

         7. Agents. Custodian may at any time or times in its sole discretion appoint (or remove) as its agent to carry out such of the provisions of this Agreement as Custodian may from time to time direct any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian, including Union Bank; provided, however, that the appointment of any agent shall not relieve Custodian of its responsibilities or liabilities hereunder. Custodian shall provide reasonable notice to Customer of the appointment or removal of any agent.

         8. Records, Ownership of Property, Statements, Opinions of Independent Certified Public Accountants.

         (a) The ownership of the Property, whether maintained directly by Custodian or indirectly through a Subcustodian or a Securities System as authorized herein, shall be clearly recorded on Custodian's books as belonging to the appropriate Account and not to the Custodian. Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of
                  Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by Customer. All such accounts shall be maintained and preserved in the form reasonably requested by Customer. Custodian will supply to Customer from time to time, as mutually agreed upon, a statement in respect to any Property in an Account maintained by Custodian or by a Subcustodian. In the absence of the filing in writing with Custodian by Customer of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, Customer shall be deemed to have approved such statement and in such case or upon written approval of Customer of any such statement, such statement shall be presumed to be for all purposes correct with respect to all information set forth therein.


         (b) Custodian shall take all reasonable action as Customer may request to obtain from year to year favorable opinions from
                  Customer's independent certified public accountants with respect to Custodian's activities hereunder in connection with the preparation of Customer's registration statement on Form N-1A and Customer's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.


         (c) At the request of Customer, Custodian shall deliver, and shall cause the Subcustodians to deliver, to Customer a written report prepared by Custodian's independent certified public accountants with respect to the services provided by Custodian under this Agreement, including, without limitation, Custodian's accounting system, internal accounting control and procedures for safeguarding Cash and Securities, including Cash and Securities deposited and/or maintained in a securities system or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by Customer and as may reasonably be obtained by Custodian.

         (d) Customer may elect to participate in any of the electronic on-line service and communications systems offered by Custodian or a Subcustodian that can provide Customer, on a daily basis, with the ability to view on-line or to print in hard copy various reports of Account activity and of Securities and/or Cash being held in any Account. To the extent that such service shall include market values of Securities in an Account, Customer hereby acknowledges that Custodian or such Subcustodian now obtains and may in the future obtain information on such
                  values  from  outside   sources   that   Custodian  or  such
                  Subcustodian considers to be reliable, and Customer agrees that Custodian and such Subcustodian (i) does not verify or represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be subject to the standard of care set forth in
                  Section 16 of this Agreement in selecting and utilizing such service or furnishing any information derived therefrom.


         9. Holding of Securities, Nominees, etc. Securities in an Account that are maintained by Custodian or any Subcustodian may be held directly by such entity in the name of Customer or in bearer form or maintained, on behalf of a Portfolio, in Custodian's or Subcustodian's name or in the name of Custodian's or Subcustodian's nominee. Securities that are maintained through a Subcustodian or which are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for Custodian's or Subcustodian's customers, unless prohibited by law, rule, or regulation. Custodian or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by Custodian or Subcustodian as fiduciary or as a custodian. In the event that any Securities in the name of Custodian or its nominee or held by a Subcustodian and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, Custodian may, subject to the rules or regulations pertaining to allocation of any Securities System in which such Securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner Custodian deems to be fair and equitable. Securities maintained with a Securities System shall be maintained subject to the rules of that Securities System governing the rights and obligations among the Securities System and its participants.

         10. Proxies, etc. With respect to any proxies, notices, reports or other communications pertaining to any of the Securities in any Account, Custodian shall perform such services and only such services as are (i) set forth in Section 3 of this Agreement, (ii) described in the applicable Service Standards (the "Proxy Service"), and (iii) as may otherwise be agreed upon between Custodian and Customer. The liability and responsibility of Custodian in connection with the Proxy Service referred to in (ii) of the immediately preceding sentence and in connection with any additional services which Custodian and Customer may agree upon as provided in (iii) of the immediately preceding sentence shall be as set forth in the description of the Proxy Service and as may be agreed upon by Custodian and Customer in connection with the furnishing of any such additional service and shall not be affected by any other term of this Agreement. Neither Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in an Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 3) with respect thereto except upon the receipt of Instructions.

         11. Segregated Account. To assist Customer in complying with the requirements of the 1940 Act and the rules and regulations thereunder, Custodian shall, upon receipt of Instructions, establish and maintain a segregated account or accounts on its books for and on behalf of a Portfolio.

         12. Settlement Procedures. Securities will be transferred, exchanged or delivered by Custodian or a Subcustodian upon receipt by Custodian of Instructions that include all information required by Custodian. Settlement and payment for Securities received for an Account and delivery of Securities out of such Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, as such practices and procedures may be modified or supplemented in accordance with the standard operating procedures of Custodian in effect from time to time for that jurisdiction or market. Custodian shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.

         Custodian or a Subcustodian may settle purchases and sales against, or credit income to, an Account, and Custodian may, at its sole option upon written notice to Customer, reverse such credits or debits to the appropriate Account in the event that the transaction does not settle, or the income is not received in a timely manner, and Customer agrees to hold Custodian harmless from any losses that may result therefrom. With respect to the activities of Union Bank as Subcustodian under the Subcustodian Agreement, such credits and reversals, if any, shall be on a contractual basis, as outlined in the Union Bank Service Standards, as described below and provided to Customer by Custodian.

         Service Standards shall be defined as any documents issued by the Custodian, Union Bank and other Subcustodians from time to time specifying the procedures for communicating with a customer, the terms of any additional services to be provided to a customer, and such other matters as may be agreed between the parties from time to time. Copies of the current Service Standards have been delivered to Customer.

         13.      Conditional Credits.

          (a) Notwithstanding any other provision of this Agreement, Custodian or a Subcustodian shall not be required to comply with any Instructions to settle the purchase of any securities for the Account unless there are sufficient immediately available funds in the relevant currency in the Account, provided that, if, after all expenses, debits and withdrawals of Cash in the relevant currency ("Debits") applicable to the Account have been made and if after all Conditional Credits, as defined below, applicable to the Account have become final entries as set forth in (c) below, the amount of immediately available funds of the relevant currency in such Account is at least equal to the aggregate purchase price of all securities for which Custodian has received Instructions to settle on that date ("Settlement Date"), Custodian, upon settlement, shall credit the Securities to the Account by making a final entry on its books and records.

         (b) Notwithstanding the foregoing, if after all Debits applicable to the Account have been made, the amount of immediately available funds in a given currency in such Account are less than the aggregate purchase price in such currency of all securities for which Custodian has received Instructions to settle on any Settlement Date, Custodian, upon settlement, may credit the securities to the Account by making a conditional entry on its books and records ("Conditional Credit"), pending receipt of sufficient immediately available funds in the relevant currency in the Account.

         (c) If, within a reasonable time from the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available funds in the relevant currency at least equal to the aggregate purchase price in such currency of all securities subject to a Conditional
                  Credit on a Settlement Date are deposited into the Account, Custodian shall make the Conditional Credit a final entry on its books and records. In such case, Customer shall be liable to Custodian only for late charges at a rate that Custodian customarily charges for similar extensions of credit.


        (d) If (i) within a reasonable time from the posting of a Conditional Credit, immediately available funds at least equal to the resultant Debit on a Settlement Date are not deposited in the Account, or (ii) any Proceeding (as defined below) shall occur, Custodian may sell such of the Securities subject to the Conditional Credit as it selects in its sole discretion and shall apply the net proceeds of such sale to cover such Debit, including related late charges, and any remaining proceeds shall be credited to the Account. If such proceeds are insufficient to satisfy such Debit in full, Customer shall continue to be liable to
                  Custodian for any shortfall. Custodian shall make the Conditional Credit a final entry on its books as to the Securities not required to be sold to satisfy such Debit. Pending payment in full by Customer of the purchase price for Securities subject to a Conditional Credit, and Custodian's making a Conditional Credit a final entry on its books, and, unless consented to by Custodian, Customer shall have no right to give further Instructions in respect of Securities subject to a Conditional Credit. Custodian shall have the sole discretion to determine which Securities shall be deemed to have been paid for by Customer out of funds available in the Account. Any such Conditional Credit may be reversed (and any corresponding Debit shall be canceled) by Custodian unless and until Custodian makes a final entry on its books crediting such Securities to the Account. The term "Proceeding" shall mean any insolvency, bankruptcy, receivership, reorganization or similar proceeding relating to Customer, whether voluntary or involuntary.


         (e) Customer agrees that it will not use the Account to facilitate the purchase of securities without sufficient funds in the Account (which funds shall not include the expected proceeds of the sale of the purchased securities).


         14. Permitted Transactions. Customer agrees that it will cause transactions to be made pursuant to this Agreement only upon Instructions in accordance with Section 15 (but subject to Section 3) and only for the purposes listed below.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions.

         (b) When Securities are called, redeemed or retired, or otherwise become payable.

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment.

         (d) Upon conversion of Securities pursuant to their terms into other securities.

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities.

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

         (g) In connection with any borrowings by Customer requiring a pledge of Securities, but only against receipt of amounts borrowed or in order to satisfy requirements for additional or substitute collateral.

         (h) In connection with any loans, but only against receipt of collateral as specified in Instructions which shall reflect any restrictions applicable to Customer.

         (i) For the purpose of redeeming shares of the capital stock of Customer against delivery of the shares to be redeemed to Custodian, a Subcustodian or Customer's transfer agent.

         (j) For the purpose of redeeming in kind shares of Customer against delivery of the shares to be redeemed to Custodian, a Subcustodian or Customer's transfer agent.

         (k) For delivery in accordance with the provisions of any agreement among Customer, on behalf of a Portfolio, the Portfolio's investment adviser and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation, the Commodities Futures Trading Commission or of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by Customer.

         (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to Custodian of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, Custodian will receive the Securities previously deposited from broker. Custodian will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

         (m)      For  spot  or  forward   foreign   exchange   transactions  to
                  facilitate   security   trading  or  receipt  of  income  from
                  Securities related transactions.

         (n)      Upon the termination of this Agreement as set forth in
                  Section 21.

         (o)      For other proper purposes.

         Customer agrees that Custodian and any Subcustodian shall have no obligation to verify the purpose for which a transaction is being effected.

         15. Instructions. The term "Instructions" means instructions from Customer in respect of any of Custodian's duties hereunder that have been received by Custodian at its address set forth in Section 22 below (i) in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as Customer shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with Custodian; or (ii) which have been transmitted electronically through an electronic on-line service and communications system offered by Custodian or other electronic instruction system acceptable to Custodian; or (iii) a telephonic or oral communication by one or more persons as Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with Custodian; or (iv) upon receipt of such other form of instructions as Customer may from time to time authorize in writing and which Custodian has agreed in writing to accept. Instructions in the form of oral communications shall be confirmed by Customer by tested telex or writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by Custodian in reliance upon such oral instructions prior to Custodian `s receipt of such confirmation. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

         Custodian shall have the right to assume in the absence of notice to the contrary from Customer that any person whose name is on file with Custodian pursuant to this Section has been authorized by Customer to give the Instructions in question and that such authorization has not been revoked. Custodian may act upon and conclusively rely on, without any liability to Customer or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

         16. Standard of Care. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Trust for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel acceptable to the Trust (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         If the Trust on behalf of a Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust or the Fund being liable for the payment of money or incurring liability of some other form, the Trust on behalf of the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         If the Trust requires the Custodian to advance cash or securities for any purpose for the benefit of a Fund or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominees own negligent action, negligent failure to act or willful misconduct, the Custodian promptly shall notify the Trust of the existence of any such advances, their amount and the Fund to which the advance applies. Such advances shall be payable on demand, on the first business day following the Trust's receipt of notice of such demand.

         17. Investment Limitations and Legal or Contractual Restrictions or Regulations. Neither Custodian nor any Subcustodians shall be liable to Customer or a Portfolio and Customer agrees to indemnify Custodian, all Subcustodians and their nominees, for any loss, damage or expense suffered or incurred by Custodian, any Subcustodian or their nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to Customer or any Portfolio pursuant to any contract or any law or regulation.

         18. Fees and Expenses. Customer agrees to pay to Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time. The initial fee schedule is attached hereto as Exhibit B. Such fees will not be abated by, nor shall Custodian be required to account for, any profits or commissions received by Custodian in connection with its provision of custody services under this agreement. Customer hereby agrees to hold Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in an Account and also agree to hold Custodian, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in such Account. Custodian is authorized to charge the applicable Account for such items, and Custodian shall have a lien on the Property in the applicable Account for any amount payable to Custodian under this Agreement, including but not limited to amounts payable pursuant to Section 13 and pursuant to indemnities granted by Customer under this Agreement.

         19. Tax Reclaims. With respect to withholding taxes deducted and which may be deducted from any income received from any Property in an Account, Custodian shall perform such services with respect thereto as are described in the applicable Service Standards and shall in connection therewith be subject to the standard of care set forth in such Service Standards. Such standard of care shall not be affected by any other term of this Agreement.

         20. Amendment, Modifications, etc. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto (except that Exhibit D may be amended as provided in Section 4 hereof and Exhibit B may be amended as provided for therein). No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

         21.      Termination.

         (a) This Agreement may be terminated by Customer or Custodian by ninety (90) days' written notice to the other; provided that notice by Customer shall specify the names of the persons to whom Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. If notice of termination is given by Custodian, Customer shall, within ninety (90) days following the giving of such notice, deliver to Custodian a written notice specifying the names of the persons to whom Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. In either case, Custodian will deliver such Property to the persons so specified, after deducting therefrom any amounts that Custodian determines to be owed to it hereunder. In addition, Custodian may in its discretion withhold from such delivery such Property as may be necessary to settle transactions pending at the time of such delivery. Customer grants to Custodian a lien and right of setoff against the Account and all Property held therein from time to time in the full amount of the foregoing obligations. If within ninety (90) days following the giving of a notice of termination by Custodian, Custodian does not receive the aforementioned written notice specifying the names of the persons to whom Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid, Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to Custodian, provided that from and after the ninetieth day Custodian's obligations shall be limited to safekeeping.

         (b) This Agreement may be terminated by Customer or Custodian as to one or more Portfolios (but less than all of the Portfolios) by delivery of an amended Exhibit A deleting such Portfolios, in which case termination as to such deleted Portfolios shall take effect ninety (90) days after the date of such delivery, or such earlier time as mutually agreed. The execution and delivery of an amended Exhibit A that deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by Section 21(a) as to the identification of a successor custodian and the delivery of Cash and Securities of the Portfolio(s) so deleted to such successor custodian, and shall not affect the obligations of Custodian and Customer hereunder with respect to the other Portfolios set forth in Exhibit A, as amended from time to time.


         (c) Sections 16, 17, 18, 27 and 31 shall survive the termination of this Agreement as to one or more or all Portfolios.


         22. Notices. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by registered mail, telex or facsimile addressed to such other address as shall have been furnished by the receiving party pursuant to the provisions hereof and
(b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

         23. Several Obligations of the Portfolios. With respect to any obligations of Customer on behalf of each Portfolio and each of its related Accounts arising out of this Agreement, Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of the Portfolio and such Accounts to which such obligation relates as though Customer had separately contracted with Custodian by separate written instrument with respect to each Portfolio and its related Accounts.

         24. Security for Payment. To secure payment of all obligations due hereunder, Customer hereby grants to Custodian a continuing security interest in and right of setoff against each Account and all Property held therein from time to time in the full amount of such obligations; provided that, if there is more than one Account and the obligations secured pursuant to this Section can be allocated to a specific Account or the Portfolio related to such Account, such security interest and right of setoff will be limited to Property held for that Account only and its related Portfolio. Should Customer fail to pay promptly any amounts owed hereunder, Custodian shall be entitled to use available Cash in the Account or applicable Account, as the case may be, and to dispose of Securities in the Account or such applicable Account as is necessary. In any such case and without limiting the foregoing, Custodian shall be entitled to take such other actions or exercise such other options, powers and rights as Custodian now or hereafter has as a secured creditor under the UCC or any other applicable law, including, without limitation, granting to any Subcustodian a security interest in such Accounts on terms similar to those set forth in this Section 24.

         25.      Representations and Warranties.

         (a)      Customer hereby represents and warrants to Custodian that:

                  (i) the employment of Custodian and the allocation of fees, expenses and other charges to any Account as herein provided, is not prohibited by law or any governing documents or contracts to which it is subject;

                  (ii)   the  terms  of  this   Agreement  do  not  violate  any
                         obligation by which Customer is bound, whether arising by contract, operation of law or otherwise;

                  (iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Customer and each Portfolio in accordance with its terms; and

                  (iv) it will deliver to Custodian a duly executed Secretary's Certificate in the form of Exhibit C hereto or such other evidence of such authorization as Custodian may reasonably require, whether by way of a certified resolution or otherwise.

         (b)      Custodian hereby represents and warrants to Customer that:

                  (i)    the  terms  of  this   Agreement  do  not  violate  any
                         obligation by which Custodian is bound, whether arising by contract, operation of law or otherwise;

                  (ii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Custodian in accordance with its terms;

                  (iii)  it will  deliver  to  Customer  such  evidence  of such
                         authorization  as  Customer  may  reasonably   require,
                         whether by way of a certified resolution or otherwise;

                  (iv) it is qualified as a custodian under Section 26(a) of the 1940 Act and that it will remain so qualified or upon ceasing to be so qualified shall promptly notify Customer in writing; and

         26. Limitations of Liability of the Trustees and Shareholders, Officers, Employees and Agent. A copy of the Trust Instrument of the Trust is on file with the Secretary of the Trust. The parties agree that neither the Shareholders, Trustees, officers, employees nor any agent of the Trust shall be liable hereunder and that the parties to this Agreement other than the Trust shall look solely to the Trust property for the performance of this Agreement or payment of any claim under this Agreement.

         27. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of Customer and Custodian.

         28. Third-Party Beneficiary. Customer hereby acknowledges and agrees that with respect to the Accounts:

         (a) Customer authorizes Custodian to appoint Union Bank as a Subcustodian pursuant to the Subcustodian Agreement and to engage Union Bank to perform any and all functions under this Agreement on behalf of Customer, including those enumerated in the last paragraph of Section 4.

         (b) As an inducement to Union Bank to act as a Subcustodian, Customer authorizes the Custodian to bind the Customer to those terms of the Subcustodian Agreement, including Section 23 thereof, which will obligate the Customer to pay obligations of each Portfolio for Property of such Portfolio custodied pursuant to the Subcustodian Agreement.

         (c) Union Bank may rely, as fully as if it were a party hereto and named as "Custodian" herein, on the representations, warranties, covenants and indemnities of Customer set forth in Sections 8(d), 16, 17, 24 and 28 of this Agreement.


         29. Representative Capacity and Binding Obligation. A copy of the Certificate of Trust of Customer is on file with the Secretary of State of the State of Delaware. Notice is hereby given that this Agreement is not executed on behalf of the Trustees of Customer as individuals, and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of Customer individually but are binding only upon the assets and property of the Portfolios.

         Custodian agrees that no shareholder, Trustee or officer of Customer may be held personally liable or responsible for any obligations of Customer arising out of this Agreement.

         30.  Submission to Jurisdiction.  Intentionally Left Blank.

         31. Confidentiality. The Custodian agrees to treat all records and other information relative to the Trust and its prior, present or potential Shareholders confidentially and the Custodian on behalf of itself and its employees agrees to keep confidential all such information, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld. The preceding notwithstanding, in the event legal process is served upon the Custodian requiring certain disclosure, the Custodian may divulge such information. In such event, the Custodian shall, if legally permissible, advise the Trust of its receipt of such legal process.

         32. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

          33. Entire Agreement. This Agreement together with its Exhibits, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto.

          34. Headings. The headings of the sections hereof are included for convenience of reference only and do not form a part of this Agreement.

          35. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

         IN WITNESS WHEREOF, each of the parties has caused it's duly authorized signatories to execute this Agreement as of the date first written above.

                                              FORUM TRUST, LLC



                                              By:/s/ John Y. Keffer
                                              Name: John Y. Keffer
                                              Title: President



                                               MONARCH FUNDS



                                               By:/s/ David I. Goldstein
                                               Name: David I. Goldstein
                                               Title: Vice President

                          CUSTODIAL SERVICES AGREEMENT
                                    EXHIBIT A


                               LIST OF PORTFOLIOS

                               Treasury Cash Fund
                              Government Cash Fund
                                    Cash Fund


















                                               FORUM TRUST, LLC


                                               By:/s/ John Y. Keffer
                                               Name: John Y. Keffer
                                               Title: President



                                               MONARCH FUNDS



                                               By:/s/ David I. Goldstein
                                               Name: David I. Goldstein
                                               Title: Vice President

                          CUSTODIAL SERVICES AGREEMENT

                                    EXHIBIT B

                                  FEE SCHEDULE

This Exhibit B shall be amended upon delivery by Custodian of a new Exhibit B to Customer and acceptance thereof by Customer and shall be effective as of the date of acceptance by Customer or a date agreed upon between Custodian and Customer.

                              Annual Fee as a % of
Portfolio                     Average Daily Net Assets

Total of all Funds            0.025% of the first $1.5 billion, 0.020% of the
                              next $1.0 billion and 0.015% of the balance

Such fees shall be accrued by the Trust daily and payable monthly in arrears on the first day of the next month, however, no fee shall be payable hereunder with respect to a Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the Act.

                          CUSTODIAL SERVICES AGREEMENT

                                    EXHIBIT C

                         FORM OF SECRETARY'S CERTIFICATE


         I, Don L. Evans, hereby certify that I am the Secretary of Monarch Funds, a business trust organized under the laws of the State of Delaware (the "Trust"), and as such I am duly authorized to, and do hereby, certify that:

         1. Organizational Documents. The Trust's organizational documents, and all amendments thereto, have been filed with the appropriate governmental officials of Delaware, the Trust continues to be in existence and is in good standing, and no action has been taken to repeal such organizational documents, the same being in full force and effect on the date hereof.

         2. Bylaws. The Trust's Bylaws have been duly adopted and no action has been taken to repeal such Bylaws, the same being in full force and effect.

         3. Resolutions. Resolutions have been duly adopted on behalf of the Trust, which resolutions (i) have not in any way been revoked or rescinded, (ii) have been in full force and effect since their adoption, to and including the date hereof, and are now in full force and effect, and (iii) are the only proceedings of the Trust now in force relating to or affecting the matters referred to therein, including, without limitation, confirming that the Trust is duly authorized to enter into a certain custody agreement with Forum Trust, LLC (the "Agreement"), and that certain designated officers, including those identified in paragraph 4 of this Certificate, are authorized to execute said Agreement on behalf of the Trust, in conformity with the requirements of the Trust's organizational documents, Bylaws, and other pertinent documents to which the Trust may be bound.

         4. Incumbency. The following named individuals are duly elected (or appointed), qualified, and acting officers of the Trust holding those offices set forth opposite their respective names as of the date hereof, each having full authority, acting individually, to bind the Trust, as a legal matter, with respect to all matters pertaining to the Agreement, and to execute and deliver said Agreement on behalf of the Trust, and the signatures set forth opposite the respective names and titles of said officers are their true, authentic signatures:

         Name                          Title                  Signature

         John Y. Keffer             President            /s/ John Y. Keffer

         David I. Goldstein         Vice President       /s/ David I. Goldstein

         Ronald H. Hirsch           Treasurer            /s/ Ronald H. Hirsch

         IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of July, 2000.

                                                 Monarch Funds



                                                 By:/s/Don L. Evans
                                                 Name: Don L. Evans
                                                 Title:   Secretary


         I, Beth P. Hanson, Assistant Secretary of the Trust, hereby certify that on this 1st day of July 2000, Don L. Evans is the duly elected Secretary of the Trust and that the signature above is his genuine signature.

                                                  Monarch Funds



                                                  By:/s/ Beth P. Hanson
                                                  Name: Beth P. Hanson
                                                  Title: Assistant Secretary

                          CUSTODIAL SERVICES AGREEMENT

                                    EXHIBIT D

                  APPROVED SUBCUSTODIANS AND SECURITIES SYSTEMS

Union Bank of California

                                                                  Exhibit (g)(3)

                             SUBCUSTODIAN AGREEMENT


         AGREEMENT dated as of the 1st day of July 2000, between Union Bank of California, N.A. (the "Bank") and Forum Trust, LLC ("Forum").

         WHEREAS, Forum provides custodial services to Monarch Funds (the "Registrant"), an open-end, management investment company registered under the Investment Company Act of 1940 (the "1940 Act") pursuant to a Custodian Agreement entered into between Forum and Registrant; and

         WHEREAS, Registrant may offer one or more series of shares, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereafter referred to individually as a "Portfolio" and collectively, as the "Portfolios"); and

         WHEREAS,   Forum   wishes  to  retain  the  Bank  to  provide   certain
sub-custodian services to Forum for the benefit of the Portfolios, and the Bank is willing to provide such services;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Employment of the Bank. Forum, on behalf of each Portfolio, hereby employs the Bank as Agent to act as Sub-Custodian of all Securities and Cash of each Portfolio that are delivered to and accepted by the Bank or any Subcustodian (as that term is defined in Section 4) (the "Property") pursuant to the terms and conditions set forth herein. For purposes of this Agreement, "delivery" of Property shall include the acquisition by Forum of a security entitlement (as that term is defined in the New York Uniform Commercial Code
("UCC")). Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Portfolio ("Securities") and cash from any source and in any currency ("Cash"), provided that the Bank shall have the right, in its sole discretion, to refuse to accept as Property any property of a Portfolio that the Bank considers not to be appropriate or in proper form for deposit for any reason. The Bank shall not be responsible for any property of a Portfolio held or received by Forum or others and not delivered to the Bank or any Subcustodian.

         2. Maintenance of Securities and Cash at the Bank and Subcustodian Locations. Pursuant to Instructions (as hereinafter defined in Section 15), Forum shall direct the Bank to (a) settle Securities transactions and maintain Cash in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired and (b) maintain Cash and cash equivalents in such countries in amounts reasonably necessary to effect Forum's transactions in such Securities. Instructions to settle Securities transactions in any country shall be deemed to authorize the holding of such Securities and Cash in that country.

         3. Custody Account. The Bank agrees to establish and maintain one or more custody accounts on its books each in the name of a Portfolio or in the name of Forum on behalf of a

Portfolio (each, an "Account") for any and all Property from time to time received and accepted by the Bank or any Subcustodian for the account of such Portfolio. Upon delivery by Forum to the Bank of any acceptable Property belonging to a Portfolio, Forum shall, by Instructions, specifically indicate in which Portfolio such Property belongs or if such Property belongs to more than one Portfolio, shall allocate such Property to the appropriate Portfolios, and the Bank shall allocate such Property to the Accounts in accordance with the
Instructions. Forum, on behalf of each Portfolio, acknowledges (i) its responsibility as a principal for all of its obligations to the Bank arising under or in connection with this Agreement, notwithstanding that it may be acting on behalf of other persons, and (ii) warrants its authority to deposit in the appropriate Account any Property received therefor by the Bank or a Subcustodian and to give, and authorize others to give, instructions relative thereto. The Bank may deliver securities of the same class in place of those deposited in the Account.

         The Bank shall hold, keep safe and protect as custodian for each Account all Property in such Account and, to the extent such Property constitutes "financial assets" as defined in the UCC, shall maintain those financial assets in such Account as security entitlements in favor of the Portfolio in whose name the Account is maintained. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (which shall specifically reference the Account for which such transaction is being settled), except that until the Bank receives Instructions to the contrary, the Bank will:

         (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account;

         (b) present for payment all Securities held in an Account that are called, redeemed or retired or otherwise become payable and all coupons and other income items that call for payment upon presentation to the extent that the Bank or Subcustodian is actually aware of such opportunities and hold the cash received in such Account pursuant to this Agreement;

         (c) (i) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) is received for an Account, endeavor to receive Instructions, provided that if such Instructions are not received in time for the Bank to take timely action, no action shall be taken with respect thereto;

         (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for an Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for the Bank to take timely action or if actual notice of such actions was received too late to seek Instructions, sell in the discretion of the Bank (which sale
                  Forum  hereby   authorizes
                  the Bank to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

         (e) execute in Forum's name for an Account, whenever the Bank deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in such Account;

         (f) pay for each Account, any and all taxes and levies in the nature of taxes imposed on interest, dividends or other similar income on the Property in such Account by any governmental authority. In the event there is insufficient Cash available in such Account to pay such taxes and levies, the Bank shall notify Forum of the amount of the shortfall and Forum may, or may cause the Portfolio to, at its option, deposit additional Cash in such Account or take steps to have sufficient Cash available. Forum, on behalf of the Portfolios agrees, when and if requested by the Bank and required in connection with the payment of any such taxes, to cooperate with the Bank in furnishing information, executing documents or otherwise; and

         (g) appoint brokers and agents for any of the ministerial transactions involving the Securities described in (a) - (f), including, without limitation, affiliates of the Bank or any Subcustodian.

         4. Subcustodians and Securities Systems. Forum authorizes and instructs the Bank to maintain the Property in each Account directly in one of its United States ("U.S.") branches or indirectly through custody accounts that have been established by the Bank with the following other securities intermediaries: (a) another U.S. bank or trust company or branch thereof located in the U.S. that is itself qualified under the 1940 Act, to act as custodian, or a non-U.S. branch of the Bank or of any such other bank or trust company (individually, a "U.S. Subcustodian"), or a U.S. securities depository or clearing agency or system in which the Bank or a U.S. Subcustodian participates (individually, a "U.S. Securities System") or (b) one of Bank's majority-owned non-U.S. subsidiaries, a majority-owned subsidiary of a U.S. Subcustodian or a non-U.S. bank or trust company, acting as custodian (individually, a "non-U.S. Subcustodian"; U.S. Subcustodians and non-U.S. Subcustodians, collectively, "Subcustodians"), or a non-U.S. depository or clearing agency or system in which the Bank or any Subcustodian participates (individually, a "non-U.S. Securities System"; U.S. Securities System and non-U.S. Securities System, collectively, "Securities System"), provided that in each case in which a U.S. Subcustodian or U.S. Securities System is employed, each such Subcustodian or Securities System shall have been approved by Instructions; provided further that in each case in which a non-U.S. Subcustodian or non-U.S. Securities System is employed, (a) such Subcustodian or Securities System either is (i) a "qualified U.S. bank" or (ii) an "eligible foreign custodian" as defined by Rules 17f-5 and 17f-7, as amended, under the 1940 Act or such Subcustodian or Securities System is the subject of an order granted by the U.S. Securities and Exchange Commission ("SEC") exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5 and 17f-7, as amended, and (b) the identity of the non-U.S. Subcustodian and the agreement between the Bank and such non-U.S. Subcustodian has been approved by Instructions; it being understood that the Bank shall have no liability or responsibility for determining whether the approval of any Subcustodian or Securities System by Instructions is proper under the 1940 Act or any rule or regulation thereunder. Exhibit D attached hereto incorporates by reference all Subcustodians and Securities Systems approved by the parties as of the date hereof.

         Upon receipt of Instructions, the Bank agrees to cease the employment of any Subcustodian or Securities System with respect to Forum, and if desirable and practicable, appoint a replacement Subcustodian or Securities System in accordance with the provisions of this Section. In addition, the Bank may, at any time in its discretion, upon written notification to Forum, terminate the employment of any Subcustodian or Securities System.

         The Bank shall deliver to Forum annually a certificate stating: (a) the identity of each non-U.S. Subcustodian and non-U.S. Securities System then acting on behalf of the Bank and the name and address of the governmental agency or other regulatory authority that supervises or regulates such non-U.S Subcustodian and non-U.S. Securities System; (b) the countries in which each non-U.S. Subcustodian or non-U.S. Securities System is located; and (c) if requested by Forum's Board of Directors, or if the Board of Trustees responsible for any Portfolio, directly approves its foreign custody arrangements, such other information relating to such non-U.S. Subcustodians and non-U.S. Securities Systems as may reasonably be requested by Forum to ensure compliance with Rule 17f-5 and 17f-7, as amended. If requested by Forum's Board of Directors or if the Board of Trustees responsible for any Portfolio directly approves its foreign custody arrangements, the Bank also shall furnish annually to Forum information concerning such non-U.S. Subcustodians and non-U.S. Securities Systems similar in kind and scope as that furnished to Forum in connection with the initial approval of this Agreement. Bank agrees to promptly notify Forum if, in the normal course of its custodial activities, the Bank learns of a material adverse change in the financial condition of a non-U.S. Subcustodian or if a non-U.S. Securities System suffers a material loss of Property, or if the Bank has reason to believe that any non-U.S. Subcustodian or non-U.S. Securities System has ceased to be a qualified U.S. bank or an eligible foreign custodian each within the meaning of Rule 17f-5 and 17f-7, as amended, or has ceased to be subject to an exemptive order from the SEC.

         5. Use of Subcustodian. With respect to Property in an Account that is maintained by the Bank through a Subcustodian employed pursuant to
Section 4:

         (a) The Bank will identify on its books as belonging to Forum on behalf of a Portfolio, any Property maintained through such Subcustodian.

         (b) Any Property in the Account held by a Subcustodian will be subject only to the instructions of the Bank or its agents.

         (c) Property deposited with a Subcustodian will be maintained in an account holding only assets for clients of the Bank.

         (d) Any agreement the Bank shall enter into with a non-U.S. Subcustodian with respect to maintaining Property shall require that (i) the Account will be adequately indemnified or its losses adequately insured; (ii) the Securities so maintained are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment in accordance with such agreement for their safe custody or administration; (iii) beneficial ownership of such Securities be freely transferable without the payment of money or value other than for safe custody or administration; (iv) adequate records will be maintained identifying the Property maintained pursuant to such Agreement as belonging to the Bank, on behalf of its clients; (v) to the extent permitted by applicable law, officers of or auditors employed by, or other representatives of or designated by, the Bank including the independent public accountants of or designated by, Forum be given access to the books and records of such Subcustodian relating to Property or confirmation of the contents of those records; and (vi) the Bank on behalf of Forum will receive periodic reports with respect to the safekeeping of the Property, including but not limited to notification of any transfer of Property into or out of an Account.

         6. Use of Securities System. With respect to Property in the Account(s) that is maintained by the Bank or any Subcustodian through a Securities System employed pursuant to Section 4:

         (a) The Bank shall, and the Subcustodian will be required by its agreement with the Bank to, identify on its books such Property as being maintained for the account of the Bank or Subcustodian for its clients.

         (b) Any Property maintained through a Securities System for the account of the Bank or a Subcustodian will be subject only to the instructions of the Bank or such Subcustodian, as the case may be.

         (c) Property deposited with a Securities System will be maintained in an account holding only assets for clients of the Bank, as the case may be, unless precluded by applicable law, rule, or regulation.

         (d) The Bank shall provide Forum with any report obtained by the Bank or Subcustodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

         7. Agents. The Bank may at any time or times in its sole discretion appoint (or remove) as its agent to carry out such of the provisions of this Agreement as the Bank may from time to time direct any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian; provided, however, that the appointment of any agent shall not relieve the Bank of its responsibilities or liabilities hereunder. Bank shall provide reasonable notice to Forum of the appointment or removal of any agent.

         8. Records, Ownership of Property, Statements, Opinions of Independent Certified Public Accountants.

          (a) The ownership of the Property, whether maintained directly by the Bank or indirectly through a Subcustodian or a Securities System as authorized herein, shall be clearly recorded on the Bank's books as belonging to the appropriate Account and not to the Bank. The Bank shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of the Bank relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by Forum. All such accounts shall be maintained and preserved in the form reasonably requested by Forum. The Bank will supply to Forum from time to time, as mutually agreed upon, a statement in respect to any Property in an Account maintained by the Bank or by a Subcustodian. In the absence of the filing in writing with the Bank by Forum of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, Forum shall be deemed to have approved such statement and in such case or upon written approval of Forum of any such statement, such statement shall be presumed to be for all purposes correct with respect to all information set forth therein.

         (b) The Bank shall take all reasonable action as Forum may request to obtain from year to year favorable opinions from each Portfolio's independent certified public accountants with respect to the Bank's activities hereunder in connection with the preparation of the Registrant's registration statement on Form N-1A and the Portfolio's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

         (c) At the request of Forum, the Bank shall deliver to Forum a written report prepared by the Bank's independent certified public accountants with respect to the services provided by the Bank under this Agreement, including, without limitation, the Bank's accounting system, internal accounting control and procedures for safeguarding Cash and Securities, including Cash and Securities deposited and/or maintained in a securities system or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by Forum and as may reasonably be obtained by the Bank. The Bank authorizes Forum to deliver copies of such reports to the Registrant.

         (d) Forum may elect to participate in any of the electronic on-line service and communications systems offered by the Bank that can provide Forum, on a daily basis, with the ability to view on-line or to print on hard copy various reports of Account activity and of Securities and/or Cash being held in any Account. To the extent that such service shall include market values of Securities in an Account, Forum hereby acknowledges that the Bank now obtains and may in the future obtain information on such values from outside sources that the Bank considers to be reliable and Forum agrees that the Bank (i) does not verify or represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be without liability in selecting and utilizing such service or furnishing any information derived therefrom.

         9. Holding of Securities, Nominees, etc. Securities in an Account that are maintained by the Bank or any Subcustodian may be held directly by such entity in the name of Forum or in bearer form or maintained, on behalf of a Portfolio, in the Bank's or Subcustodian's name or in the name of the Bank's or Subcustodian's nominee. Securities that are maintained through a Subcustodian or which are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for Forum, unless prohibited by law, rule, or regulation. The Bank or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by Bank or Subcustodian as fiduciary or as a custodian. In the event that any Securities in the name of the Bank or its nominee or held by a Subcustodian and registered in the name of such

Subcustodian or its nominee are called for partial redemption by the issuer of such Security, the Bank may, subject to the rules or regulations pertaining to allocation of any Securities System in which such Securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable. Securities maintained with a Securities System shall be maintained subject to the rules of that Securities System governing the rights and obligations among the Securities System and its participants.

         10. Proxies, etc. With respect to any proxies, notices, reports or other communications pertaining to any of the Securities in any Account, the Bank shall perform such services and only such services as are (i) set forth in
Section 3 of this Agreement, (ii) described in the applicable Service Standards (the "Proxy Service") and (iii) as may otherwise be agreed upon between the Bank and Forum. The liability and responsibility of the Bank in connection with the Proxy Service referred to in (ii) of the immediately preceding sentence and in connection with any additional services which the Bank and Forum may agree upon as provided in (iii) of the immediately preceding sentence shall be as set forth in the description of the Proxy Service and as may be agreed upon by the Bank and Forum in connection with the furnishing of any such additional service and shall not be affected by any other term of this Agreement. Neither the Bank nor its nominees or agents shall vote upon or in respect of any of the Securities in an Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 3) with respect thereto except upon the receipt of Instructions.

          11. Segregated Account. To assist Forum in complying with the requirements of the 1940 Act and the rules and regulations thereunder, the Bank shall, upon receipt of Instructions, establish and maintain a segregated account or accounts on its books for and on behalf of a Portfolio.

         12. Settlement Procedures. Securities will be transferred, exchanged or delivered by the Bank or a Subcustodian upon receipt by the Bank of Instructions that include all information required by the Bank. Settlement and payment for Securities received for an Account and delivery of Securities out of such Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, as such practices and procedures may be modified or supplemented in accordance with the standard operating procedures of the Bank in effect from time to time for that jurisdiction or market. The Bank shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.

         Notwithstanding that the Bank may settle purchases and sales against, or credit income to, an Account, on a contractual basis, as outlined in the applicable Service Standards as defined below and provided to Forum by the Bank, the Bank may, at its sole option, reverse such credits or debits to the appropriate Account in the event that the transaction does not settle, or the income is not received in a timely manner, and Forum agrees to hold the Bank harmless from any losses that may result therefrom.

         Service Standards shall be defined as any documents issued by the Bank from time to time specifying the procedures for communicating with Forum, the terms of any additional services to be provided to Forum, and such other matters as may be agreed between Forum and the Bank from time to time. Copies of the current term standards have been delivered to Forum.

         13.      Conditional Credits.

         (a) Notwithstanding any other provision of this Agreement, the Bank shall not be required to comply with any Instructions to settle the purchase of any securities for the Account unless there are sufficient immediately available funds in the relevant currency in the Account, provided that, if, after all expenses, debits and withdrawals of Cash in the relevant currency ("Debits") applicable to the Account have been made and if after all Conditional Credits, as defined below, applicable to the Account have become final entries as set forth in (c) below, the amount of immediately available funds of the relevant currency in such Account is at least equal to the aggregate purchase price of all securities for which the Bank has received Instructions to settle on that date ("Settlement Date"), the Bank, upon settlement, shall credit the Securities to the Account by making a final entry on its books and records.

         (b) Notwithstanding the foregoing, if after all Debits applicable to the Account have been made, the amount of immediately available funds in a given currency in such Account are less than the aggregate purchase price in such currency of all securities for which the Bank has received Instructions to settle on any Settlement Date, the Bank, upon settlement, may credit the securities to the Account by making a conditional entry on its books and records ("Conditional Credit"), pending receipt of sufficient immediately available funds in the relevant currency in the Account.

         (c) If, within a reasonable time from the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available funds in the relevant currency at least equal to the aggregate purchase price in such currency of all securities subject to a Conditional
                  Credit on a Settlement Date are deposited into the Account, the Bank shall make the Conditional Credit a final entry on its books and records. In such case, Forum shall be liable to the Bank only for late charges at a rate that the Bank customarily charges for similar extensions of credit.

        (d) If (i) within a reasonable time from the posting of a Conditional Credit, immediately available funds at least equal to the resultant Debit on a Settlement Date are not deposited in the Account, or (ii) any Proceeding (as defined below) shall occur, the Bank may sell such of the Securities subject to the Conditional Credit as it selects in its sole discretion and shall apply the net proceeds of such sale to cover such Debit, including related late charges, and any remaining proceeds shall be credited to the Account. If such proceeds are insufficient to satisfy such Debit in full, Forum shall continue to be liable to the Bank for any shortfall. The Bank shall make the Conditional Credit a final entry on its books as to the Securities not required to be sold to satisfy such Debit. Pending payment in full by Forum of the purchase price for Securities subject to a Conditional Credit, and the Bank's making a Conditional Credit a final entry on its books, and, unless consented to by the Bank, Forum shall have no right to give further Instructions in respect of Securities subject to a Conditional Credit. The Bank shall have the sole discretion to determine which Securities shall be deemed to have been paid for by Forum out of funds available in the Account. Any such Conditional Credit may be reversed (and any corresponding Debit shall be canceled) by the Bank unless and until the Bank makes a final entry on its books crediting such Securities to the Account. The term "Proceeding" shall mean any insolvency, bankruptcy, receivership, reorganization or similar proceeding relating to Forum, whether voluntary or involuntary.

         (e) Forum agrees that it will not use the Account to facilitate the purchase of securities without sufficient funds in the Account (which funds shall not include the expected proceeds of the sale of the purchased securities).

          14. Permitted Transactions. Forum agrees that it will cause transactions to be made pursuant to this Agreement only upon Instructions in accordance with Section 15 (but subject to Section 3) and only for the purposes listed below.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions.

         (b) When Securities are called, redeemed or retired, or otherwise become payable.

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment.

         (d) Upon conversion of Securities pursuant to their terms into other securities.

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities.

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

         (g) In connection with any borrowings by a Portfolio or Forum requiring a pledge of Securities, but only against receipt of amounts borrowed or in order to satisfy requirements for additional or substitute collateral.

         (h) In connection with any loans, but only against receipt of collateral as specified in Instructions which shall reflect any restrictions applicable to a Portfolio or Forum.

         (i) For the purpose of redeeming shares of the capital stock of a Portfolio against delivery of the shares to be redeemed to the Bank, a Subcustodian, Forum or a Portfolio's transfer agent.

         (j) For the purpose of redeeming in kind shares of a Portfolio against delivery of the shares to be redeemed to the Bank, a Subcustodian, Forum, or a Portfolio's transfer agent.

         (k)      For  delivery  in  accordance   with  the  provisions  of  any
                  agreement among Forum, on behalf of a Portfolio, the Portfolio's investment adviser and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation, the Commodities Futures Trading Commission or of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by a Portfolio.

         (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Bank will receive the Securities previously deposited from broker. The Bank will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

         (m)      For  spot  or  forward   foreign   exchange   transactions  to
                  facilitate   security   trading  or  receipt  of  income  from
                  Securities related transactions.

         (n)      Upon the termination of this Agreement as set forth in Section
                  21.

         (o)      For other proper purposes.

         Forum agrees that the Bank shall have no obligation to verify the purpose for which a transaction is being effected.

         15. Instructions. The term "Instructions" means instructions from Forum in respect of any of the Bank's duties hereunder that have been received by the Bank at its address set forth in Section 22 below (i) in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as Forum shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Bank, or (ii) which have been transmitted electronically through an electronic on-line service and communications system offered by the Bank or other electronic instruction system acceptable to the Bank, or (iii) a telephonic or oral communication by one or more persons as Forum shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with the Bank; or (iv) upon receipt of such other form of instructions as Forum may from time to time authorize in writing and which the Bank has agreed in writing to accept. Instructions in the form of oral communications shall be confirmed by Forum by tested telex or writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Bank in reliance upon such oral instructions prior to the Bank's receipt of such confirmation. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

         The Bank shall have the right to assume in the absence of notice to the contrary from Forum that any person whose name is on file with the Bank pursuant to this Section has been authorized by Forum to give the Instructions in question and that such authorization has not been revoked. The Bank may act upon and conclusively rely on, without any liability to Forum or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

         16. Standard of Care. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Trust for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel acceptable to the Trust (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         If the Trust on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust or the Portfolio being liable for the payment of money or incurring liability of some other form, the Trust on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         If the Trust requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominees own negligent action, negligent failure to act or willful misconduct, the Custodian promptly shall notify the Trust of the existence of any such advances, their amount and the Portfolio to which the advance applies. Such advances shall be payable on demand, on the first business day following the Trust's receipt of notice of such demand.

         17.  Investment  Limitations  and Legal or Contractual  Restrictions or
Regulations. The Bank shall not be liable to Forum, the Registrant or a Portfolio for any loss, damage or expense suffered or incurred by the Bank or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Registrant or any Portfolio pursuant to any contract or any law or regulation.

         18. Fees and Expenses. Forum agrees to pay to the Bank such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time. The initial fee schedule is attached hereto as Exhibit B. Such fees will not be abated by, nor shall the Bank be required to account for, any profits or commissions received by the Bank in connection with its provision of custody services under this agreement. Forum hereby agrees to hold the Bank harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in an

Account and also agree to hold the Bank, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in such Account. The Bank is authorized to charge the applicable Account for such items, and the Bank shall have a lien on the Property in the applicable Account for any amount payable to the Bank under this Agreement, including but not limited to amounts payable pursuant to Section 13 and pursuant to indemnities granted by Forum under this Agreement.

         19. Tax Reclaims. With respect to withholding taxes deducted and which may be deducted from any income received from any Property in an Account, the Bank shall perform such services with respect thereto as are described in the applicable Service Standards and shall in connection therewith be subject to the standard of care set forth in such Service Standards. Such standard of care shall not be affected by any other term of this Agreement.

         20. Amendment, Modifications, etc. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto (except that Exhibit B may be amended as provided for therein). No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

         21.      Termination.

         (a) This  Agreement  may be  terminated  by Forum or the Bank by ninety
(90) days' written notice to the other; provided that notice by Forum shall specify the names of the persons to whom the Bank shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. If notice of termination is given by the Bank, Forum shall, within ninety (90) days following the giving of such notice, deliver to the Bank a written notice specifying the names of the persons to whom the Bank shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. In either case, the Bank will deliver such Property to the persons so specified, after deducting therefrom any amounts that the Bank determines to be owed to it hereunder. In addition, the Bank may in its discretion withhold from such delivery such Property as may be necessary to settle transactions pending at the time of such delivery. Forum grants to the Bank a lien and right of setoff against the Account and all Property held therein from time to time in the full amount of the foregoing obligations. If within ninety (90) days following the giving of a notice of termination by the Bank, the Bank does not receive the aforementioned written notice specifying the names of the persons to whom the Bank shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid, the Bank, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of California to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Bank, provided that from and after the ninetieth day the Bank's obligations shall be limited to safekeeping.

         (b) This Agreement may be terminated by Forum or the Bank as to one or more Portfolios (but less than all of the Portfolios) by delivery of an amended Exhibit A deleting such Portfolios, in which case termination as to such deleted Portfolios shall take effect ninety (90) days after the date of such delivery, or such earlier time as mutually agreed. The execution and delivery of an amended Exhibit A that deletes one or more Portfolios shall constitute a termination of this

Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of Section 21 as to the identification of a successor custodian and the delivery of Cash and Securities of the Portfolio(s) so deleted to such successor custodian, and shall not affect the obligations of the Bank and Forum hereunder with respect to the other Portfolios set forth in Exhibit A, as amended from time to time.

         (c) Sections 16, 17, 18, 278, and 301 shall survive the termination of this Agreement as to one or more or all Portfolios.

         22. Notices. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by registered mail, telex or facsimile addressed to such other address as shall have been furnished by the receiving party pursuant to the provisions hereof and
(b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

         23. Several Obligations of the Portfolios. With respect to any obligations of Forum on behalf of each Portfolio and each of its related
Accounts arising out of this Agreement, the Bank shall look for payment or satisfaction of any obligation solely to the assets and property of the Portfolio and such Accounts to which such obligation relates as though Forum had separately contracted with the Bank by separate written instrument with respect to each Portfolio and its related Accounts. Forum represents and warrants that it has been authorized by the Registrant under its Custodian Agreement or Custodial Services Agreement with the Registrant to enter into an agreement with the Bank which will obligate the Registrant to be liable to the Bank for any and all obligations of any Portfolio whose securities are offered by the Registrant arising out of Property of such Portfolio custodied hereunder.

         24. Security for Payment. To secure payment of all obligations due hereunder, Forum hereby grants to the Bank a continuing security interest in and right of setoff against each Account and all Property held therein from time to time in the full amount of such obligations; provided that, if there is more than one Account and the obligations secured pursuant to this Section can be allocated to a specific Account or the Portfolio related to such Account, such security interest and right of setoff will be limited to Property held for that Account only and its related Portfolio. Should Forum fail to pay promptly any amounts owed hereunder, the Bank shall be entitled to use available Cash in the Account or applicable Account, as the case may be, and to dispose of Securities in the Account or such applicable Account as is necessary. In any such case and without limiting the foregoing, the Bank shall be entitled to take such other actions or exercise such other options, powers and rights as the Bank now or hereafter has as a secured creditor under the UCC or any other applicable law.

         25.      Representations and Warranties.

         (a) Forum hereby represents and warrants to the Bank in its own capacity as Custodian and on behalf of the Registrant to the extent applicable to the Registrant that:

                    (i) the employment of the Bank and the allocation of fees, expenses and other charges to any Account as herein provided, is not prohibited by law or any governing documents or contracts to which it is subject;

                  (ii)     the terms of this   Agreement  do  not  violate  any
                           obligation by which Forum is bound, whether arising by contract, operation of law or otherwise;

                  (iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Forum and each Portfolio in accordance with its terms;

                  (iv) it will deliver to the Bank such evidence of such authorization as the Bank may reasonably require, whether by way of a certified resolution or otherwise;

                  (v) it has delivered to Bank a true and correct copy of each custodian agreement or custodial services agreement between it and the Registrant and each amendment to each such agreement;

                  (vi)     the  Bank  may  rely,  as fully as if it were a party
                           thereto,   on   the   representations,    warranties,
                           covenants and indemnities of the Registrant, on behalf of the applicable Portfolios, set forth in Sections 8(d), 16, 17, 24 and 289 of each agreement referred to in the foregoing representation;

                  (vii) it will deliver to the Bank a duly executed Secretary's Certificate in the form provided for in each custodian agreement or custodial services agreement between Forum and the Registrant or such other evidence of such authorization as the Bank may reasonably require, whether by way of a certified resolution or otherwise; and

                  (viii) it is qualified as a custodian under Section 26(a) of the 1940 Act and warrants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify the Bank in writing.

         (b)      The Bank hereby represents and warrants to Forum that:

                  (i) the terms of this Agreement do not violate any obligation by which Bank is bound, whether arising by contract, operation of law or otherwise;

                  (ii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Bank in accordance with its terms;

                  (iii) it will deliver to Forum such evidence of such authorization as Forum may reasonably require, whether by way of a certified resolution or otherwise; and

                  (iv) it is qualified as a custodian under Section 26(a) of the 1940 Act and warrants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify Forum in writing.

         26. Limited Power of Attorney. The Bank is hereby granted a limited power of attorney by Forum to execute on Forum's behalf any declarations, endorsements, assignments, stock or bond powers, affidavits, certificates of ownership or other documents required (i) to effect the sale, transfer, or other disposition of Property held in an Account, (ii) to obtain payment with respect to Property held in an Account, or (iii) to take any other action required with respect to the Property held in an Account, and in the Bank's own name to guarantee as Forum's signature any signature so affixed.

         27. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of California and shall not be assignable by either party, but shall bind the successors in interest of Forum and the Bank.

         28. Third-Party Beneficiary. The Bank hereby acknowledges and agrees that with respect to the Accounts, the Funds may rely, as fully as if they were a party hereto, on the representations, warranties, covenants and indemnities of the Bank set forth in Sections 8(d), 16, 17, 24 and 3029 of this Agreement.

         29. Publicity. Forum shall furnish to Bank prior to any distribution thereof, copies of any material prepared by the Registrant for distribution to any persons other than Registrant, Registrant's service providers, Forum and Bank that refer in any way to the Bank. Forum shall not distribute or permit the distribution of such materials if Bank reasonably objects in writing within five
(5) business days of receipt thereof (or such other time as may be mutually agreed) after receipt thereof; provided, however, that Forum shall be permitted to include the name of Bank and its position as subcustodian to each Portfolio in the Registrant's registration statement and other filings with the SEC.

         30. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of the Bank, Forum, or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

          31. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

          32. Entire Agreement. This Agreement together with any Exhibits attached hereto, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto.

          33. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

          34. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

         IN WITNESS WHEREOF, each of the parties has caused it's duly authorized signatories to execute this Agreement as of the date first written above.

                                   UNION BANK OF CALIFORNIA, N.A.



                                   By:
                                   Name:
                                   Title:



                                   FORUM TRUST, LLC for itself and as agent

                                       for Monarch Funds



                                   By:
                                       John Y. Keffer
                                       President

                              SUBCUSTODY AGREEMENT
                                    EXHIBIT A

                               LIST OF PORTFOLIOS
                               As of July 1, 2000


                               Treasury Cash Fund
                              Government Cash Fund
                                    Cash Fund















                                                 UNION BANK OF CALIFORNIA, N.A.



                                                 By:
                                                 Name:
                                                 Title:



                                                 FORUM TRUST, LLC



                                                 By:
                                                 Name: John Y. Keffer
                                                 Title: President

                              SUBCUSTODY AGREEMENT
                                    EXHIBIT B

                                  FEE SCHEDULE

This Exhibit B shall be amended upon delivery by Bank of a new Exhibit B to Forum and acceptance thereof by Forum and shall be effective as of the date of acceptance by Forum or a date agreed upon between Bank and Forum.


                                           Fee as a % of
Portfolio                                  Annual Average Daily Net Assets

Total of All Funds                         0.010%

Such fees shall be accrued by the Trust daily and payable monthly in arrears on the first day of the next month, however, no fee shall be payable hereunder with respect to a Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the Act.

                              SUBCUSTODY AGREEMENT
                                    EXHIBIT C

                         UNION BANK OF CALIFORNIA, N.A.
                                       AND
                                FORUM TRUST, LLC

                             SECRETARY'S CERTIFICATE


         I, David I. Goldstein, hereby certify that I am the Secretary of Forum Trust, LLC (the "Company"), a limited liability company organized under the laws of the State of Maine and authorized to do business as a non-depositary trust company thereunder and as such I am duly authorized to, and do hereby, certify that:

         1. Organizational Documents. The Company's organizational documents, and all amendments thereto, have been filed with the appropriate governmental officials of the State of Maine, the Company continues to be in existence and is in good standing, and no action has been taken to repeal such organizational documents, the same being in full force and effect on the date hereof.

         2. Bylaws. The Company's Amended and Restated Operating Agreement has been duly adopted and no action has been taken to repeal such Amended and Restated Operating Agreement, the same being in full force and effect.

         3. Resolutions. Resolutions have been duly adopted on behalf of the Company, which resolutions (i) have not in any way been revoked or rescinded,
(ii) have been in full force and effect since their adoption, to and including the date hereof, and are now in full force and effect, and (iii) are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein, including, without limitation, confirming that the Company is duly authorized to enter into a certain subcustodian agreement with Union Bank of California, N.A. (the "Agreement"), and that certain designated officers, including those identified in paragraph 4 of this Certificate, are authorized to execute said Agreement on behalf of the Company, in conformity with the requirements of the Company's organizational documents, Amended and Restated Operating Agreement, and other pertinent documents to which the Company may be bound.

         4. Incumbency. The following named individuals are duly elected (or appointed), qualified, and acting officers of the Company holding those offices set forth opposite their respective names as of the date hereof, each having full authority, acting individually, to bind the Company, as a legal matter, with respect to all matters pertaining to the Agreement, and to execute and deliver said Agreement on behalf of the Company, and the signatures set forth opposite the respective names and titles of said officers are their true, authentic signatures:

 Name                    Title                             Signature

 John Y. Keffer          President                    ________________________

 Ronald H. Hirsch        Treasurer                    ________________________

 David I. Goldstein      Secretary                    ________________________

 Frederick Skillin       Assistant Treasurer          ________________________

 Marc D. Keffer          Assistant Secretary          ________________________

5.       Authorized Instructions.

          (a). General. Any two of the officers of the Company listed in Paragraph 4 are authorized to deliver instructions to Union Bank of California, N.A. pursuant to Section 15 of the Agreement on behalf of the Company or any Portfolio (as defined in the Agreement) in accordance with the Agreement.

         (b) Securities and Cash. Any of the following persons are authorized to deliver instructions to transfers of Securities (as such term is defined in the Agreement) of any Portfolio on behalf of a Portfolio, and instructions with respect to transfers of Cash (as such term is defined in the Agreement) of any Portfolio to or from any money market mutual fund on behalf of a Portfolio and the signatures set forth opposite the respective names and titles of said persons are their true, authentic signatures:

Name                        Title                                  Signature

Anthony R. Fischer          Portfolio Manager                  ________________________

Dawn Marie Stillings        Asst. Portfolio Manager            ________________________

Joshua LaPan                Manager,
                            Information Services               ________________________

Dean E. Walker              Lead Custody Analyst               ________________________

Jamie Roach                 Senior Manager,
                            Fund Accounting                    ________________________

Karen Shaw                  Senior Manager,                    ________________________
                            Fund Accounting

Gale L. Bertrand            Senior Manager,                     ________________________
                            Fund Accounting

         (c) Transfer Agency. Any two of the persons authorized by Forum Shareholder Services, LLC listed on Appendix A may deliver instructions with respect to the transfer of cash in connection the purchase and redemption of shares of any Portfolio, and the payments of distributions to shareholders of any Portfolio.

         (d) Administration. Any two of the persons authorized by Forum Administrative Services, LLC listed on Appendix B may deliver instructions with respect to approval of bills for the payment of the expenses of any Portfolio, and the payments of distributions to shareholders of any Portfolio.

         IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of July, 2000.




                                                   David I. Goldstein, Secretary


         I, John Y. Keffer, President of the Company, hereby certify that on this ___ day of July, 2000, David I. Goldstein is the duly elected Secretary of the Company and that the signature above is his genuine signature.




                                                   John Y. Keffer, President

                              SUBCUSTODY AGREEMENT
                                    EXHIBIT D


                  APPROVED SUBCUSTODIANS AND SECURITIES SYSTEMS










































                                      D-1